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Contacts
Applied Biosystems
Media                                       Investors
Lori Murray                                 Linda Greub
650.638.6130                                650.554.2349
murrayla@appliedbiosystems.com              greublm@appliedbiosystems.com

European Media & Investors
David Speechly, Ph.D.
(+) 44 207.868.1642
speechdp@eur.appliedbiosystems.com

FOR IMMEDIATE RELEASE

            APPLIED BIOSYSTEMS ADDRESSES CURRENT BUSINESS CONDITIONS

FOSTER CITY, CA - March 18, 2003 - Applied Biosystems Group (NYSE:ABI), an Applera Corporation business, today announced that it has observed a deterioration of business conditions beyond its previous expectations. The primary reasons cited for the perceived deterioration are, first, greater than previously anticipated delays in the release of government funding for life science research in the United States, Japan and Europe; and, second, global political and economic uncertainties arising from the situation in the Middle East. As a result, the Company now expects lower than previously anticipated revenues and earnings in its third quarter of fiscal 2003 (ending March 31, 2003), and possibly in the fiscal fourth quarter. Approximately one half of the Group's revenues are earned from research funded by governments or private non-profit research organizations. Additionally, approximately half of the Group's revenues are earned outside the U.S.

"Fiscal and economic problems faced by governments in all three of our major geographic markets as well as the uncertainty generated by the Iraqi situation are negatively impacting our business even more than we anticipated in January when we provided our last quarterly guidance," said Michael W. Hunkapiller, Ph.D., President of Applied Biosystems. "It is unclear when labs operated by the National Institutes of Health and academic labs that depend on NIH grants may receive funds appropriated in February for the current fiscal year to purchase capital equipment and certain reagent products. In addition, some customers from other U.S. government agencies have told us they have been instructed to defer scheduled expenditures. In Japan, certain orders we expected would flow from the supplemental spending bill approved by the Japanese Diet at the end of January have not yet materialized. Instead, it is becoming increasingly apparent that the supplemental funding, which normally covers the fiscal year ending on March 31, won't be released before the next fiscal year. In Europe, particularly in Germany and France, governments at the limit of the deficit spending ceilings permitted by the euro currency accord have little flexibility to increase expenditures as long as economic conditions remain weak and the global political situation continues to be tense. These several factors not only create the deterioration discussed above, they make near-term forecasting extremely uncertain. As a result, it would be neither constructive nor possible to accurately update our financial outlook at this time."

The comments in this press release reflect management's current views, which the Company does not have any current intention to update. The Company plans to next visit its financial outlook when fiscal third quarter results are issued next month.

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About Applera Corporation and Applied Biosystems
Applera Corporation comprises two operating groups. The Applied Biosystems Group develops and markets instrument-based systems, reagents, software, and contract services to the life science industry and research community. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries, develop new pharmaceuticals, and conduct standardized testing. Applied Biosystems is headquartered in Foster City, CA, and reported sales of $1.6 billion during fiscal 2002. The Celera Genomics Group (NYSE:CRA), located in Rockville, MD, and South San Francisco, CA, is engaged principally in integrating advanced technologies to discover and develop new therapeutics. Celera intends to leverage its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and to discover and develop new therapeutics. Its Celera Discovery System(TM) online platform, marketed exclusively through the Applied Biosystems Knowledge Business, is an integrated source of information based on the human genome and other biological and medical sources. Celera Diagnostics, a 50/50 joint venture between Applied Biosystems and Celera Genomics, is focused on discovery, development, and commercialization of novel diagnostic products. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Applied Biosystems is available at http://www.appliedbiosystems.com.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "should," and "planned," among others. These forward-looking statements are based on Applera Corporation's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Applied Biosystems include but are not limited to: (1) rapidly changing technology could adversely affect demand for Applied Biosystems' products, and its business is dependent on development of new products; (2) uncertainty of successful integration of the Celera Discovery System(TM) into the Applied Biosystems Knowledge Business and market acceptance and adoption of Knowledge Business product offerings; (3) Applied Biosystems' sales are dependent on customers' capital spending policies and government-sponsored research; (4) Applied Biosystems' significant overseas operations, with attendant exposure to fluctuations in the value of foreign currencies; (5) risks associated with Applied Biosystems' growth strategy, including difficulties in integrating acquired operations or technologies; (6) the risk of electricity shortages and earthquakes, which could interrupt Applied Biosystems' or Celera Diagnostics' operations; (7) uncertainty of the availability to Applied Biosystems or Celera Diagnostics of intellectual property protection, limitations on the ability of Celera Diagnostics to protect trade secrets, and the risk to Applied Biosystems and Celera Diagnostics of infringement claims;
(8) the Applied Biosystems Knowledge Business' dependence on the operation of computer hardware, software, and Internet applications and related technology;
(9) Celera Diagnostics' reliance on existing and future collaborations, including its strategic alliance with Abbott Laboratories, which may not be successful; (10) Celera Diagnostics' unproven ability to discover, develop, or commercialize proprietary diagnostic products; (11) the risk that clinical trials of products that Celera Diagnostics does discover and develop will not proceed as anticipated or may not be successful, or that such products will not receive required regulatory clearances or approvals; (12) the uncertainty that Celera Diagnostics' products will be accepted and adopted by the market, including the risks that these products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; (13) Celera Diagnostics' reliance on access to biological materials and related clinical and other information, which may be in limited supply or access to which may be limited; (14) legal, ethical, and social issues which could affect demand for Celera Diagnostics' products; (15) Celera Diagnostics' limited commercial manufacturing experience and capabilities and its reliance on a single manufacturing facility; (16) Celera Diagnostics' reliance on a single supplier or a limited number of suppliers for key components of certain of its products;
(17) potential product liability or other claims against Celera Diagnostics as a result of the testing or use of its products; (18) intense competition in the industry in which Celera Diagnostics operates; and (19) other factors that might be described from time to time in Applera Corporation's filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Copyright(C) 2003. Applera Corporation. All rights reserved. Applied Biosystems is a registered trademark and Applera, Celera, Celera Diagnostics, Celera Discovery System, and Celera Genomics are trademarks of Applera Corporation or its subsidiaries in the U.S. and certain other countries.